CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MEDWORTH ACQUISITION CORP.

MedWorth Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation "), hereby certifies that:

1.           The name of the Corporation is "MedWorth Acquisition Corp."

2.           The date on which the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware is June 25, 2013.

3.           This Certificate of Amendment was duly adopted by written consents of the Board of Directors and stockholders of the Corporation, acting in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

4.           The text of the first article of the Corporation's Amended and Restated Certification of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the corporation is MergeWorthRx Corp. (hereinafter sometimes referred to as the "Corporation").

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Anthony Minnuto, its Executive Chairman as of this 27th day of November, 2013.

MEDWORTH ACQUISITION CORP.

By:	/s/ Anthony Minnuto
Anthony Minnuto, Executive Chairman